INDEPENDENT DIRECTOR AGREEMENT
THIS DIRECTOR AGREEMENT (the “Agreement”) is made as of March 30, 2023, by and between Virgin Orbit Holdings, Inc. (the “Company”), and Jill Frizzley (“Director”).
BACKGROUND
WHEREAS, Director has no prior or current affiliation, material business, or relationship, direct or indirect, with the Company or its affiliates, or its equity holders and, and, therefore, is capable of being an independent and disinterested director of the Company.
WHEREAS, the stockholders of the Company have appointed Director to serve as an independent and disinterested director of the Company.
WHEREAS, the Company and Director are entering into this Agreement to induce Director to serve in the capacity set forth above and to set forth certain understandings between the parties.
    AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Company and Director hereby agree as follows:
1.    DUTIES. Director agrees to (i) serve as an independent and disinterested director of the Company and to be available to perform the duties consistent with such position pursuant to the Company’s organizational documents (all as amended from time to time, the “Organizational Documents”) and the laws governing such organizational documents; (ii) serve as a member of the Board of Directors of any of the Company’s subsidiaries (each a “Subsidiary Board of Directors”), as may be requested from time to time by the Company’s Board of Directors; and (iii) serve as a member of one or more committees of the Board of Directors or a Subsidiary Board of Directors as may be requested from time to time by the Company or a majority of the Board of Directors and for which Director is qualified to serve. Director agrees to devote as much time as is reasonably necessary to perform completely the duties as an independent and disinterested director of the Company. By execution of this Agreement, Director accepts her appointment or election as an independent and disinterested director of the Company and agrees to serve in such capacity until her successor is duly elected and qualified or until the expiration or termination of this Agreement or Director’s earlier death, incapacitation, resignation or removal. The parties hereto acknowledge and agree that Director is being engaged to serve as an independent and disinterested director of the Company only and is not being engaged to serve, and shall not serve, the Company in any other capacity.
2.    TERM. The term of this Agreement shall expire when Director’s successor is duly elected and qualified or until the expiration or termination of this Agreement or Director’s earlier death, incapacitation, resignation or removal; provided, however, that

Director may resign or be removed at any time, with or without Cause,1 in accordance with and to the extent permitted by the Organizational Documents, with not less than 30 days’ advance notice (except where the Director is removed for Cause) in which event this Agreement shall terminate as of the effective date of such resignation or removal, except as specifically provided herein.
3.    COMPENSATION. For all services to be rendered by Director hereunder, and so long as Director has not been removed as a director of the Company, the Company agrees to pay, or to cause one or more of its subsidiaries to pay, Director a monthly fee of $45,000 for each month, payable upon execution of this Agreement pro-rated for service rendered in March, 2023 and payable in advance each month before the first day of each month thereafter. In addition, Director shall be entitled to a $7,500 per diem payable for days on which Director devotes more than four hours of service as a Director to activities outside the scope of normal director duties, including, without limitation, being deposed, preparing for deposition, or appearing as (or preparing to appear as) a witness in court

4.    EXPENSES. In addition to the compensation provided in Section 3 hereof, the Company will reimburse or will cause one or more of its subsidiaries to reimburse Director for reasonable and documented out-of-pocket expenses incurred in good faith in the performance of Director’s duties for the Company. Such payments shall be made by the Company or one or more of its subsidiaries upon submission by Director of a statement itemizing the expenses incurred. Without limiting any indemnification provided by the Company as set forth in Section 6 below, any individual expense reimbursable by the Company under this section may not exceed $5,000 without the Company’s written consent, by e-mail or otherwise (not to be unreasonably withheld).
5.    CONFIDENTIALITY. The Company and Director each acknowledge that in order for Director to perform her duties as an independent and disinterested director of the Company, Director shall necessarily be obtaining access to certain confidential
1 “Cause” means any of the following events:
(a)Director’s willful failure substantially to perform his or her duties and responsibilities to the Company (other than any such failure resulting from Director’s incapacity due to physical or mental illness) or carry out or comply with a lawful and reasonable directive of the Company, in each case, after a written demand for performance is delivered to Director by the Company, which demand specifically identifies the manner in which the Company believes that Director has not performed his or her duties;
(b)Director’s deliberate violation of a Company policy;
(c)Director’s commission of, including any entry by Director of a guilty or no contest plea to, any felony under any state, federal or foreign law or any crime involving moral turpitude, or Director’s commission of unlawful harassment or discrimination;
(d)Director’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material reputational, economic or financial injury to the Company;
(e)Director’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any affiliate’s) premises or while performing Director’s duties and responsibilities;
(f)Director’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by Director of his or her fiduciary duty to the Company;
(g)unauthorized use or disclosure by Director of any Confidential Information as set forth herein; or
(h)Director’s willful breach of any of his or her obligations under this Agreement or any other written agreement or covenant with the Company.

information concerning the Company and its affiliates, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company or its affiliates (whether or not marked as confidential or proprietary, “Confidential Information”). Director covenants that she shall not, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information, except (i) as required by law, (ii) pursuant to a subpoena or order issued by a court, governmental body, agency or official, or (iii) to the extent such information (A) is publicly known other than due to Director’s unauthorized disclosure of Confidential Information, (B) was known to Director prior to its disclosure to Director by the Company, (C) was obtained by Director from a third party which, to Director’s knowledge, was not prohibited from disclosing such information to Director pursuant to any contractual, legal or fiduciary obligation, or (D) was independently derived by Director without any use of Confidential Information. Director shall provide notice to the Company as is reasonably practicable prior to any disclosure under (i) or (ii) above and shall cooperate with the Company to limit disclosure of Confidential Information to the extent reasonably practicable. This Section 5 shall continue in effect after Director has ceased acting as an independent and disinterested director of the Company.
6.    INDEMNIFICATION.
    (a)     Certain Definitions. For purposes of this Section 6, the term:
“Applicable Law” means the laws of the state of New York.
“Expenses” means all expenses, liabilities and losses (including, without limitation, reasonable and documented attorneys' fees, retainers, expert and witness fees, disbursements and expenses of counsel, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by Director or on Director’s behalf in connection with a Proceeding.
“Proceeding” means any threatened, pending, actual or completed action, suit, inquiry or proceeding, whether civil, criminal, administrative or investigative, whether public or private, and, including any such threatened, pending, actual or completed action, suit, inquiry or proceeding by or in the right of the Company or any of its subsidiaries (collectively, the “Companies”).
    (b)     Indemnification. In the event that Director was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any Proceeding by reason of the fact that Director or a person of whom Director is the legal representative is or was an independent and disinterested director of any of the Companies (whether before or after the date hereof) and, whether the basis of such Proceeding is alleged action in an official capacity as an independent and disinterested director or in any other capacity while serving as an independent and disinterested director of any of the Companies, the Companies shall, jointly and severally, indemnify and hold harmless Director to the fullest extent authorized by Applicable Law or any other applicable law or rule, but no less than to the extent set forth herein, against all Expenses; provided, however, that the Companies shall indemnify Director only if Director did not engage in gross negligence, willful misconduct, or fraud and, in the case of criminal Proceedings, Director had no reasonable cause to believe her conduct was unlawful; and provided, further, that the Companies shall, jointly and severally, indemnify Director in connection with a Proceeding (or claim or part thereof) initiated by Director only if (i) such Proceeding is a suit or other action seeking to enforce Director’s right to advancement of expenses and/or indemnification under this Agreement or (ii) such

Proceeding (or claim or part thereof) was authorized by the other directors of the Companies.
    (c)    Presumptions. In the event that, under Applicable Law, the entitlement of Director to be indemnified hereunder shall depend upon whether Director shall have acted in good faith and in a manner Director reasonably believed to be in or not opposed to the best interests of the Companies and with respect to criminal Proceedings, had no reasonable cause to believe Director’s conduct was unlawful, or shall have acted in accordance with some other defined standard of conduct, or whether fees and disbursements of counsel and other costs and amounts are reasonable, the burden of proof of establishing that Director has not acted in accordance with such standard and that such costs and amounts are unreasonable shall rest with the Companies, and Director shall be presumed to have acted in accordance with such standard, such costs and amounts shall be conclusively presumed to be reasonable and Director shall be entitled to indemnification unless, and only unless, based upon clear and convincing evidence, it shall be determined by a court of competent jurisdiction (after exhaustion or expiration of the time for filing of all appeals) that Director has not met such standard or, with respect to the amount of indemnification, that such costs and amounts are not reasonable (in which case Director shall be indemnified to the extent such costs and amounts are determined by such court to be reasonable).
In addition, and without in any way limiting the provisions of this Section 6(c), Director shall be deemed to have acted in good faith and in a manner Director reasonably believed to be in or not opposed to the best interests of the Companies or, with respect to any criminal Proceeding to have had no reasonable cause to believe Director’s conduct was unlawful, if Director’s action is based on (i) information supplied to Director by the officers of the Companies in the course of her duties, (ii) the advice of legal counsel for Director or for the Companies or (iii) information or records given or reports made to the Companies by an independent certified public accountant, an appraiser, a financial advisor, an investment banker or other expert selected with reasonable care by the Companies.
The provisions of this Section 6(c) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct, if applicable, under Applicable Law.
    (d)    Indemnification When Wholly or Partly Successful. Without limiting the scope of indemnification provided in Section 6(b), to the extent that Director is a party to and is successful, on the merits or otherwise, in any Proceeding, Director shall be indemnified to the maximum extent permitted by Applicable Law against all Expenses. If Director is not wholly successful in a Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Companies shall, jointly and severally, indemnify Director against all Expenses actually and reasonably incurred by Director and on Director’s behalf in connection with each successfully resolved claim, issue or matter, and shall otherwise indemnify Director to the extent required by Section 6(b). All Expenses shall be presumed to be have been incurred with respect to successfully resolved claims, issues and matters unless, and only unless, based upon clear and convincing evidence (with the burden of proof being on the Companies), it shall be determined by a court of competent jurisdiction (after exhaustion or expiration of the time for filing of all appeals) that a portion of such Expenses were incurred with respect to unsuccessfully resolved claims, issues or matters. For purposes of this Section 6(d) and without limitation, the termination of any claim, issue or matter in any Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

    (e)    Suit to Recover Indemnification. If a claim under Section 6(b) or Section 6(h) of this Agreement is not paid in full by the Companies within thirty days after a written claim has been received by the Companies, Director may at any time thereafter bring suit against the Companies to recover the unpaid amount of the claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Companies) that Director has not met the standards of conduct, if applicable, which make it permissible under Applicable Law for the Companies to indemnify Director for the amount claimed, but the burden of proving such defense and its applicability shall be on the Companies and may be met only by clear and convincing evidence. Neither the failure of the Companies (including their directors (or equivalent) or equity holders) to have made a determination prior to the commencement of such suit that indemnification of Director is proper in the circumstances because Director has met the standard of conduct, if applicable, under Applicable Law, nor an actual determination by the Companies (including their directors (or equivalent) or equity holders) that Director has not met such applicable standard of conduct, shall be a defense to the suit or create a presumption that Director has not met the applicable standard of conduct. The expenses incurred by Director in bringing such suit (whether or not Director is successful) shall be paid by the Companies unless a court of competent jurisdiction determines that each of the material assertions made by Director in such suit was not made in good faith and was frivolous.
    (f)    Rights Not Exclusive; Rights Continue. The right to indemnification and the payment of expenses incurred in defending any Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of, or limit in any manner whatsoever, any other right which Director may have or hereafter acquire under any statute, provision of the Organizational Documents, agreement, vote of equity holders or otherwise. The indemnification, expense advancement and other rights of Director herein shall continue after Director ceases to be an independent and disinterested director of the Company for so long as Director may be subject to any possible claim for which he would be entitled to indemnification under this Agreement or otherwise as a matter of law, and shall not be amended, modified, terminated, revoked or otherwise altered without Director’s prior written consent.
        (g)    Insurance. The Company or one of its affiliates (which, in the case of an affiliate, shall include coverage of directors of the Company) shall maintain insurance to protect the Company and any manager, director or trustee of the Company against any expense, liability or loss, and such insurance shall cover Director to at least the same extent as any other director of the Company; provided that the Company shall maintain insurance in form substantially similar to, and in amount not less than, the insurance maintained by the Company as of the date hereof, a summary of which is attached hereto as Exhibit A. Director shall have the right to receive a copy of any policy for such insurance upon request.

    (h)    Advancement of Defense Costs. Notwithstanding anything in the Organizational Documents to the contrary, the Company shall also promptly pay Director the expenses actually and reasonably incurred in defending any Proceeding in advance of its final disposition without requiring any preliminary determination of the ultimate entitlement of Director to indemnification; provided, however, the payment of such expenses so incurred by Director in advance of the final disposition of any Proceeding shall be made only upon delivery to the Company of an unsecured undertaking in the form attached hereto as Exhibit B by or on behalf of Director, to repay (without interest) all amounts so advanced if it shall ultimately be determined that Director is not entitled to be indemnified under this Agreement.

    (i)    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall, at the Company’s expense, execute all papers required and take all action necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
    (j)    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding against Director to the extent Director has otherwise actually received payment (under any insurance policy, contract, agreement, the Organizational Documents, or otherwise) of the amounts otherwise indemnifiable hereunder.
    (k)    Contribution. If the indemnification provided in Section 6(b) and the advancement provided in Section 6(h) should under Applicable Law be unenforceable or insufficient to hold Director harmless in respect of any and all Expenses with respect to any Proceeding, then the Companies shall, subject to the provisions of this Section 6(k) and for purposes of this Section 6(k) only, upon written notice from Director, be treated as if they were parties who are or were threatened to be made parties to such Proceeding (if not already parties), and the Companies shall contribute to Director the amount of Expenses incurred by Director in such proportion as is appropriate to reflect the relative benefits accruing to the Companies and all of their directors, trustees, managers, officers, employees and agents (other than Director) treated as one entity on the one hand, and Director on the other, which arose out of the event(s) underlying such Proceeding, and the relative fault of the Companies and all of their directors, trustees, managers, officers, employees and agents (other than Director) treated as one entity on the one hand, and Director on the other, in connection with such event(s), as well as any other relevant equitable considerations.
    No provision of this Section 6(k) shall (i) operate to create a right of contribution in favor of Director if it is judicially determined that, with respect to any Proceeding, Director engaged in willful misconduct, gross negligence, or fraud or (ii)  limit  Director’s  rights to indemnification and advancement  of  Expenses, whether under this Agreement or otherwise.
The Companies hereby waive any right of contribution from Director for Expenses incurred by the Companies with respect to any Proceeding in which the Companies are or are threatened to be made a party. The Companies shall not enter into any settlement of any Proceeding in which the Companies are jointly liable with Director (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Director and does not contain an admission of wrongdoing by Director.
    7.     INFORMATION. The Company shall provide Director with financial information, as reasonably requested, and shall make its management available to discuss the business and operations of the Company upon Director’s reasonable request.

8.    EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.
9.    GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the state of New York without reference to its conflicts of laws principles.

10.    ASSIGNMENT. The rights and benefits of the Company under this Agreement shall not be transferable except by operation of law without Director’s consent, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.
11.     SEVERABILITY; HEADINGS. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid as applied to any fact or circumstance, it shall be modified by the minimum amount necessary to render it valid, and any such invalidity shall not affect any other provision, or the same provision as applied to any other fact or circumstance. The headings used in this Agreement are for convenience only and shall not be construed to limit or define the scope of any Section or provision.
12.    COUNTERPARTS; AMENDMENT. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement. No amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.

[Signature page follows]

The parties hereto have caused this Director Agreement to be executed on the date first above written.

VIRGIN ORBIT HOLDINGS, INC.

    By: /s/ Dan Hart
                            Name: Dan Hart
Title: CEO

Director

    /s/ Jill Frizzley
                            Name: Jill Frizzley

EXHIBIT A

SUMMARY OF INSURANCE COVERAGE

EXHIBIT B

FORM OF UNDERTAKING